Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 17, 2021, with respect to the consolidated financial statements of The Toro Company and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota

March 23, 2022